Exhibit 10.5

PLEDGE AGREEMENT

(Restricted Funds Account)

PLEDGE AGREEMENT (this “Agreement”), dated as of [_____], 2022, made by Cryptyde, Inc., a Nevada corporation (the “Company”), in favor of Hudson Bay Master Fund Ltd, a Cayman Islands exempted company, in its capacity as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”).

R E C I T A L S:

WHEREAS, the Company has entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of the date hereof, by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”);

WHEREAS, pursuant to the Securities Purchase Agreement, the Buyers will purchase, and the Company will sell, Notes (as defined in the Securities Purchase Agreement) in an aggregate principal amount of $33,333,333;

WHEREAS, the Notes are guaranteed by the Company and all direct and indirect Subsidiaries of the Company (each, a “Guarantor” and, collectively, the “Guarantors”);

WHEREAS, it is a condition precedent to the Buyers purchasing any Notes and providing any other financial accommodation to the Company pursuant to the Securities Purchase Agreement or the Notes that the Company shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, the Company has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, itself and the Guarantors.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Collateral Agent and the Buyers to purchase the Notes and to provide other financial accommodations to the Company pursuant to and as contemplated by the Securities Purchase Agreement and the Notes, the Company hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Section 1. Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All capitalized terms used in this Agreement that are defined in the Securities Purchase Agreement or the Notes or in Article 8 or 9 of the Code and which are not otherwise defined herein shall have the same meanings herein as set forth therein, as applicable; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

(b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Account Bank” has the meaning specified therefor in Section 5(b) hereof.

“Additional Collateral” has the meaning specified therefor in Section 4(a)(i) hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Buyers” has the meaning specified therefor in the Recitals hereto.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Collateral” has the meaning specified therefor in Section 2 hereof.

“Collateral Agent” has the meaning specified therefor in the Preamble hereto.

“Contract Rights” shall mean all rights, title and interests in and to all “contracts,” as such term is defined in the UCC of any applicable jurisdiction, now owned or hereafter acquired by the Company, in any event, including all contracts, undertakings, or agreements in or under which the Company may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Holder” means any Buyers and/or its registered assigns.

“Indemnitee” has the meaning specified therefor in Section 9(k) of the Securities Purchase Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law

“Notes” has the meaning specified therefor in the Securities Purchase Agreement.

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Company and the Guarantors to the Collateral Agent and the Buyers and Holders arising under or in connection with the Securities Purchase Agreement, the Notes and/or any other Transaction Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding. Without limiting the generality of the foregoing, the Obligations of the Company and each Guarantor under the Transaction Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Transaction Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Collateral Agent or any Buyer or Holder (in its sole discretion) may elect to pay or advance on behalf of such Person.

“Perfection Requirements” has the meaning specified therefor in Section 5(j) hereof.

“Restricted Funds Account” means that certain deposit account maintained by the Company with [___] (account number: [XXXX]), which account shall be subject to a “blocked” account control agreement in favor of the Collateral Agent.

“Secured Party” has the meaning specified therefor in Section 1.01 of the Securities Purchase Agreement.

“Secured Obligations” has the meaning specified therefor in Section 3 hereof.

“Securities Purchase Agreement” has the meaning specified therefor in the Recitals hereto.

“Termination Date” means the first date on which all of the Obligations are paid in full in cash.

Section 2. Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Secured Obligations, the Company hereby pledges and assigns to the Collateral Agent (and its agents and designees), and grants to the Collateral Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in, and continuing lien on all of the Company’s right, title and interest in, to and under all of the following, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, (all being collectively referred to herein as the “Collateral”):

(a) the Restricted Funds Account and all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Collateral Agent or any affiliate, representative, agent or participant of the Collateral Agent;

(b) all books and records pertaining to the Restricted Funds Account;

(c) all Contract Rights relating to the Restricted Funds Account;

(d) all Payment Intangibles relating to the Restricted Funds Account; and

(e) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Section 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):

(a) the prompt payment by the Company and each Guarantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by the Company or any Guarantor in respect of the Securities Purchase Agreement, the Notes and/or the other Transaction Documents, including, without limitation, (i) all Obligations, (ii) in the case of a Guarantor, all amounts from time to time owing by such Guarantor in respect of its guaranty made pursuant to any Guarantee Agreement, including, without limitation, all obligations guaranteed by such Guarantor and (iii) all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Transaction Document (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of the Company or any Guarantor, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and

(b) the prompt payment and due performance and observance by the Company and each Guarantor of all of its other obligations from time to time existing in respect of this Agreement and any other Transaction Document.

Section 4. Representations and Warranties. The Company represents and warrants as follows:

(a) Schedule I hereto sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of the Company, (ii) the jurisdiction of organization of the Company, (iii) the type of organization of the Company and (iv) the Company’s chief place of business and chief executive office.

(b) The definition of Restricted Funds Account accurately sets forth the name and address of the financial institution at which each such deposit account is maintained and the account number for such deposit account.

(c) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or contractual obligation binding on or otherwise affecting the Company or any Guarantor or any of their properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties (other than, in each case, with respect to the Liens of the Collateral Agent arising hereunder).

(d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or any other Person, is required for (i) the due execution, delivery and performance by the Company of this Agreement, (ii) the grant by the Company of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder. No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule II hereto, all of which financing statements have been (or, promptly following the date hereof, will be) duly filed and are (or, promptly following the date hereof, will be) in full force and effect and (B) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, the taking of such actions, and (C) the Collateral Agent’s having possession of cash constituting Collateral (subclauses (A) – (C), each, a “Perfection Requirement” and, collectively, the “Perfection Requirements”).

(e) This Agreement creates a legal, valid and enforceable security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations. The Perfection Requirements will result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which the Company obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens, and the recording of such instruments of assignment described above. Such Perfection Requirements and all other action necessary or desirable to perfect and protect such security interest have been duly made or taken, except for (i) the Collateral Agent’s having possession of cash constituting Collateral after the date hereof, (ii) the Collateral Agent’s having control of Deposit Accounts constituting Collateral and (iii) the other filings and recordations and actions described in Section 6 hereof.

Section 5. Covenants as to the Collateral. During the period from the Closing Date until the Termination Date, unless the Collateral Agent shall otherwise consent in writing:

(a) Further Assurances. The Company will take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Collateral Agent may reasonably require from time to time in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) executing and filing (to the extent, if any, that the Company’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (B) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (C) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction in connection with the Collateral. The Company shall not take or fail to take any action which could in any manner impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Collateral.

(b) Deposit, Commodities and Securities Accounts. The Company shall cause [____]1 (the “Account Bank”) to execute and deliver to the Collateral Agent (or its designee) a Control Agreement, in form and substance satisfactory to the Collateral Agent, duly executed by the Company and the Account Bank, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which the Account Bank shall irrevocably agree (unless otherwise agreed to by the Collateral Agent), among other things, that (i) it will comply at all times with the instructions originated by the Collateral Agent (or its designee) to the Account Bank directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to the Restricted Funds Account without further consent of the Company; provided, for avoidance of doubt, that the Control Agreement in respect of the Restricted Funds Account shall be a “blocked” control agreement subject at all times to the instructions of the Collateral Agent without any consent of the Company (and the Company hereby acknowledges and agrees that it shall not, and shall have no right to, provide instructions to the Account Bank in respect of the Restricted Funds Account) and (ii) the Restricted Funds Account, and all cash, Commodity Contracts, securities, Investment Property and other items of the Company deposited therein, shall be subject to a perfected, first priority security interest in favor of the Collateral Agent (or its designee).

(c) Control. The Company hereby agrees to take any or all action that may be necessary or desirable or that the Collateral Agent may request in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the Restricted Funds Account. The Company hereby acknowledges and agrees that any agent or designee of the Collateral Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(d) Records; Inspection and Reporting.

(i) The Company shall keep adequate records concerning the Restricted Funds Account.

(ii) The Company shall not, without at least five Business Days’ (or such other timeframe as the Collateral Agent may agree in its sole discretion) prior notice to the Collateral Agent, amend, modify or otherwise change (A) its name, (B) its jurisdiction of organization, (C) its type of entity or (D) its chief executive office, in each case, as set forth in Schedule I hereto.

Section 6. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, the Company hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in the Company’s name and to file such agreements, instruments or other documents in the Company’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine, regardless of whether any particular asset of the Company falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of the Company constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether the Company is an organization, the type of organization and any organizational identification number issued to the Company) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

1 Name of bank/financial institution at which the Restricted Funds Account is maintained.

(b) The Company hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time following the occurrence and during the continuance of an Event of Default in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Company under Section 6 hereof and Section 7(a) hereof), including, without limitation, (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) above, (iii) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of each Secured Party with respect to any Collateral, (iv) to execute documents to enforce the rights of each Secured Party with respect to any Collateral and (v) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent (in its sole discretion), and such payments made by the Collateral Agent shall constitute additional Secured Obligations of the Company to the Collateral Agent, be due and payable immediately without demand, and shall bear interest from the date payment of said amounts is demanded at the Default Rate. This power is coupled with an interest and is irrevocable until the Termination Date.

(c) If the Company fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of the Company or the Collateral Agent, and the fees and expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company pursuant to Section 10 hereof, constitute additional Secured Obligations of the Company to the Collateral Agent, be due and payable immediately without demand and bear interest from the date payment of said amounts is demanded at the Default Rate.

(d) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to the Company (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.

Section 7. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of each Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof.

(b) Any cash held by the Collateral Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Collateral Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral, may, in the discretion of the Collateral Agent, be held by the Collateral Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement and the Notes. Any surplus of such cash or Cash Proceeds held by the Collateral Agent (or its agent or designee) and remaining after the Termination Date shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which each Secured Party is legally entitled, the Company and the Guarantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Transaction Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d) The Company hereby acknowledges that if the Collateral Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Company lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

Section 8. Indemnity and Expenses.

(a) The Company agrees to defend, protect, indemnify and hold harmless the Collateral Agent and each other Indemnitee in accordance with Section 10 of the Securities Purchase Agreement.

(b) The Company agrees to pay to the Collateral Agent fees, costs and expenses in accordance with Section 5(g) of the Securities Purchase Agreement and Section 20 of the Notes.

Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Securities Purchase Agreement and/or the Notes or other Transactions Documents, as applicable.

Section 10. Security Interest Absolute; Joint and Several Obligations.

(a) All rights of the Secured Parties, all Liens and all obligations of the Company hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Securities Purchase Agreement or any other Transaction Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Securities Purchase Agreement or any other Transaction Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Company in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

(b) The Company hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Secured Obligation by the Company or any Guarantor, (iii) notice of any actions taken by the Collateral Agent, any Buyer or Holder, any Guarantor or any other Person under any Transaction Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Secured Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving the Company of any the Company’s obligations hereunder and (v) any requirement that the Collateral Agent or any Buyer or Holder protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral.

Section 11. Miscellaneous.

(a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by the Company and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Transaction Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Transaction Document against such party or against any other Person, including but not limited to, the Company.

(c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until the Termination Date and (ii) be binding on the Company in accordance with Section 9-203(d) of the Code, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, each Secured Party may assign or otherwise transfer its respective rights and obligations under this Agreement and any other Transaction Document to any other Person pursuant to the terms of the Securities Purchase Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party. None of the rights or obligations of the Company hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

(d) After the occurrence of the Termination Date, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Company, (ii) the Collateral Agent agrees to file UCC amendments on or promptly after the Termination Date to evidence the termination of the Liens so released and (iii) the Collateral Agent will, upon the Company’s request and at the Company’s cost and expense, (A) promptly return to the Company (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) promptly execute and deliver to the Company such documents and make such other filings as the Company shall reasonably request to evidence such termination, without representation, warranty or recourse of any kind.

(e) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Transaction Document and shall otherwise be subject to all of terms and conditions contained in Section 10 of the Securities Purchase Agreement (including the submission to jurisdiction and waiver of jury trial provisions therein), mutatis mutandi.

(h) The Company irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(i) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(j) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(k) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

(l) For purposes of this Agreement, all references to Schedules I and II attached hereto shall be deemed to refer to each such Schedule as updated from time to time in accordance with the terms of this Agreement.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

COMPANY:

CRYPTYDE, INC

By:
Name:
Title:

Acknowledged and Agreed by:

COLLATERAL AGENT:

hudson bay master fund ltd

By:
Name:
Title:

SCHEDULE I

LEGAL NAME; JURISDICTION OF ORGANIZATION; TYPE OF ORGANIZATION; ORGANIZATIONAL IDENTIFICATION NUMBER

Legal Name	Jurisdiction of Organization	Type of Organization	Chief Place of Business and Chief Executive Office
Cryptyde, Inc.	Nevada	Corporation	[_______]

SCHEDULE II

UCC FINANCING STATEMENTS

UCC Financing Statements have been (or substantially simultaneously herewith will be) filed in the jurisdictions below against the Company:

Company Name	Secretary of State
Cryptyde, Inc.	Nevada